UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 17, 2023

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices and zip code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 23, 2023, T2 Biosystems, Inc. (the “Company”) entered into a waiver (the “Waiver”) to that certain Term Loan Agreement, dated as of December 30, 2016, by and among the Company, CRG Servicing LLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) and the lenders named therein (as amended from time to time to date, the “Loan Agreement”). Pursuant to the Waiver, the Administrative Agent and the lenders party to the Waiver, which constitute the Majority Lenders, waive certain Specified Events of Default as defined therein associated with the Company’s issuance of shares of Series A convertible preferred stock, par value $0.001 per share, in August 2022 and the subsequent redemption thereof. The Company did not receive a notice of default under the Loan Agreement from the Administrative Agent in connection with these Specified Events of Default and there was no acceleration of the financial obligations thereunder.

The Loan Agreement, a copy of which (together with amendments thereto) was filed as Exhibits 10.13, 10.19, 10.26, 10.27, 10.32, 10.38, 10.46, and 10.60 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 is not otherwise amended, modified or affected by the Waiver.

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, on September 8, 2021, the Company entered into a 10-year lease agreement (the “Lease”) with Farley White Concord Road, LLC (the “Landlord”), pursuant to which the Company leased approximately 70,125 square feet for its occupancy and use as office, laboratory and commercial manufacturing space at 290 Concord Road, Billerica, Massachusetts (the “Premises”). The material terms of the Lease were included in Item 1.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on September 8, 2021, which is incorporated by reference herein. The description of the Lease incorporated by reference is not complete and is subject to and qualified in its entirety by the Lease, a copy of which was filed as Exhibit 10.1 to the Company’s Form 10-Q for the period ended September 30, 2021 filed on November 4, 2021.

On January 17, 2023, the Landlord sent a Notice of Termination (the “Notice”) of the Lease to the Company. The Notice provides that the Landlord terminated the Lease because of the Company’s alleged failure to perform its obligations under the Lease in a timely manner and the Company’s alleged breach of the covenant of good faith and fair dealing. As previously disclosed in the Company’s Form 10-Q for the period ended September 30, 2022, occupancy of the Premises was delayed due to disagreement between the Company and the Landlord as to the parties’ obligations under the Lease. In connection with the Notice, on January 18, 2023, the Landlord filed a complaint in the Massachusetts Superior Court and has unilaterally deducted the Company’s $1,000,000 security deposit for its alleged damages.

The Company disagrees with Landlord’s allegations and actions and believes that the Landlord is in breach of certain of its materials obligations under the Lease. The Company intends to vigorously defend itself and pursue all legal remedies available under applicable laws.

The Company believes it will continue to meet its current manufacturing needs with its operations at its Lexington and Wilmington, Massachusetts facilities.

Item 2.02	Results of Operations and Financial Condition

On January 23, 2023, the Company issued a press release announcing its financial results for its fiscal quarter and full year ended December 31, 2022. A copy of the Company’s press release is furnished with this report as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, such information, including Exhibit 99.1 attached hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly stated by specific reference in such a filing.

Item 8.01	Other Events

On January 23, 2023, the Company reported the following preliminary unaudited fourth quarter and full year 2023 financial and operational results:

•	Achieved full year 2022 total revenue of $22.3 million, including product revenue of $11.3 million and research contribution revenue of $11.0 million

•	Achieved fourth quarter total revenue of $5.5 million, including product revenue of $2.2 million and research contribution revenue of $3.3 million

•	Achieved record full year 2022 sepsis and related product revenue globally, and record fourth quarter sepsis test revenue in the U.S.

•	Achieved record full year 2022 sepsis-driven T2Dx® Instruments, totaling 51 contracts, consisting of 27 from the U.S. and 24 from outside the U.S.

•	Advanced U.S. clinical trials for the T2Resistance® Panel and T2Biothreat™ Panel

•	Initiated studies to expand the T2Bacteria® Panel to include detection of Acinetobacter baumannii, the tenth most common pathogen that has a crude ICU mortality rate of 34.0% to 43.4%

•	Received FDA Breakthrough Device Designation and LymeX Award for the T2Lyme™ Panel, and announced plans to complete the development of, and commercialize, the T2Lyme Panel

•	Implemented expense reductions and cost of goods improvements during the second quarter of 2022 reducing our workforce and decreasing operating expenses by approximately 20%

•	Cash, cash equivalents, and restricted cash totaled $11.9 million as of December 31, 2022

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued January 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the amount of any alleged damages incurred by the Landlord and to be paid by the Company in connection with the Lease termination, the likely result of any dispute between the Company and Landlord, the availability of additional manufacturing space, our revenue results and cash balance, financial outlook, cost improvement measures, timing of completion of clinical trials, anticipated strategic priorities, status of product development pipeline, product demand, commitments or opportunities, and growth expectations or targets, as well as statements that include the words “expect,” “intend,” “plan”, “believe”, “project”, “forecast”, “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward looking nature. These forward-looking statements are based on management’s current expectations. The preliminary, estimated financial results for the fourth quarter and fiscal year 2022 contained in this Current Report on Form 8-K contain forward-looking statements and are subject to the completion of management’s and the audit committee’s final reviews and our other financial closing procedures and are therefore subject to change. You should not place undue reliance on such preliminary information and estimates because they may prove to be materially inaccurate. The preliminary information and estimates have not been compiled or examined by our independent auditors and they are subject to revision as we prepare our financial statements as of and for the quarter and fiscal year ended December 31, 2022, including all disclosures required by U.S. generally accepted accounting principles, and as our auditors conduct their audit of these financial statements. While we believe that such preliminary information and estimates are based on reasonable assumptions, actual results may vary, and such variations may be material.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 23, 2022, and in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022, filed with the Commission on November 14, 2022, and other filings the company makes with Commission from time to time. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K. While the Company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2023	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sprague
	Name:	John Sprague
	Title:	Chief Financial Officer